Exhibit 99.1

Summarized Tenant Financial Data

JPMorgan Chase & Co. (“JPMorgan Chase”) currently files its financial statements in reports filed with the SEC, and the following summary financial data regarding JPMorgan Chase is taken from its previously filed public reports. For more detailed financial information regarding JPMorgan Chase, please refer to their financial statements, which are publicly available with the SEC at http://www.sec.gov.

	For the Fiscal Year Ended
	12/31/2009	12/31/2008	12/31/2007
	(In millions)
Consolidated Statements of Operations

Operating Revenues	100,434	67,252	71,372
Income From Continuing Operations	11,652	3,699	15,365
Net Income	11,728	5,605	15,365

	For the Fiscal Year Ended
	12/31/2009	12/31/2008	12/31/2007
	(In millions)
Consolidated Balance Sheets

Total Assets	2,031,989	2,175,052	1,562,147
Total Debt	266,318	270,683	199,010
Total Equity	165,365	166,884	123,221